                                                                    EXHIBIT 99.2

                                APPAREL DESIGN
                                      AND
                            MANUFACTURING AGREEMENT


                            MORROW SNOWBOARDS, INC.

                                      AND

                             MARMOT MOUNTAIN LTD.



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                  APPAREL DESIGN AND MANUFACTURING AGREEMENT
                  ------------------------------------------


PARTIES:
-------

     MORROW SNOWBOARDS, INC. (Morrow)

     MARMOT MOUNTAIN LTD. (Marmot)


RECITALS:
--------

     A. Morrow is in the business of designing, engineering, manufacturing, and marketing snowboards and related equipment and accessories.

     B. Marmot is in the business of designing, manufacturing, and marketing high quality outerwear and clothing accessories.

     C. Morrow desires to market a full line of snowboarding apparel, and Marmot is prepared to assist Morrow in the design, manufacture and merchandising of such apparel in accordance with the terms and conditions provided herein.


AGREEMENTS:
----------

     1.  DEFINITIONS.

         a. "Accessories" means fleece jackets, gloves, long underwear, sweaters, and other clothing products that may be developed using the mutual capabilities of Marmot and Morrow.

         b. "Outerwear" means the jackets and pants which are designed and manufactured by Marmot during the term of this Agreement for the outdoor sports enthusiast.

     2. TERM. The term of this Agreement shall commence upon its full execution, and shall expire upon Marmot's manufacture and delivery of Outerwear and Accessories ordered by Morrow for the 1999-2000 season pursuant to paragraph 5 herein.



  Page 1--APPAREL DESIGN AND MANUFACTURING AGREEMENT
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     3.  MARMOT'S OBLIGATIONS. During the term of this Agreement, Marmot shall provide the following services to Morrow:

         a. DESIGN SERVICES. In consultation with Morrow, Marmot shall be responsible for assistance in the design and development, including fabric selection, of a complete line of Outerwear and Accessories for Morrow in accordance with the Design Schedule. The parties agree that during the first year of this Agreement, the line of Outerwear and Accessories designed by Marmot will be a medium price range men's line similar to the collection demonstrated to Morrow in Santa Rosa, California, on November 26, 1996. After the first year of this Agreement, Marmot's design obligations will be expanded to include a complete line of men's and women's Outerwear and Accessories for snowboarders and related outdoor enthusiasts. Each year of this Agreement, the parties will establish a mutual design schedule that will allow the parties to meet the timelines provided herein.

         b. MERCHANDISING. Marmot shall provide appropriate sales training assistance to Morrow personnel for the marketing, distribution and sale of Outerwear and Accessories, including advice on point of purchase merchandising.

         c. MANUFACTURING. Marmot shall be responsible for the manufacture of all Outerwear and Accessories, including, without limitation, selection of manufacturing facilities, tracking of production and delivery, and maintaining appropriate quality control.

     4. CONSIDERATION. Morrow shall pay to Marmot for services provided herein the following amounts:

         a. A total apparel design fee of One Hundred Eighty Thousand Dollars ($180,000) payable as follows:


                  Date                     Payment
                  ----                     -------
              January 15, 1997             $50,000
              January 15, 1998             $60,000
              January 15, 1999             $70,000

         b. Except as provided in Sections 4.c. and d., the manufacturing cost for orders for Accessories and Outerwear. Marmot shall provide Morrow with "FOB" costs for Accessories and Outerwear each season. The parties acknowledge such costs will include the actual factory manufacturing charges, plus a margin to compensate Marmot for its manufacturing services. If such manufacturing costs are not competitive, the parties will attempt to negotiate a price that is competitive, or Morrow may persue alternative sourcing.

         c. After the first year of this Agreement, any surcharges or additional costs imposed by the production facility for failure to meet any production minimums of which Morrow had been timely notified by Marmot. After the first year of this Agreement, if Morrow fails to meet any fabric minimums of which it has been timely notified by Marmot, Morrow shall also be responsible for utilizing any fabric remaining from such minimum or paying the loss, if any, on the disposal of such remaining fabric in the secondary market.

         d. Morrow shall be responsible for all costs relating to the production of samples for use by Morrow in the marketing and sale of Outerwear and Accessories. Morrow acknowledges that the actual manufacturing cost of such samples is typically one and one-half (1 1/2) to two (2) times the usual cost.

         e. Any reasonable amounts incurred by Marmot at Morrow's request for travel expenses in providing the merchandising services described in Paragraph 3.b. above.



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     5.  ORDER AND DELIVERY SCHEDULE.

         a. ORDER SCHEDULE. Morrow shall place its initial order for production of Outerwear and Accessories for the upcoming season on or before January 15, 1997 for the first year of this Agreement and December 7, 1997 and December 7, 1998 for the second and third years of this Agreement. It is the expectation of the parties that the initial order will be of sufficient quantity to cover approximately sixty percent (60%) to seventy percent (70%) of Morrow's anticipated sales during the upcoming season. Morrow may place a second order for production of Outerwear and Accessories on or before the following April 1 to cover the remainder of Morrow's needs for the upcoming season and to make minor adjustments in the initial order.

         b. DELIVERY SCHEDULE. All orders shall be shipped by Marmot to the destinations designated by Morrow pursuant to paragraph 6 not later than the following July 31, for orders placed either Dec. 7 or Jan. 15, and all April 1 orders shall be shipped to their designated destinations not later than the following September 30.

     6. DELIVERY TERMS. Prior to shipment of any order of Outerwear and Accessories, Marmot shall consult with Morrow regarding the intended destination or destinations of such order. Marmot shall be responsible for arranging the shipments of all orders to their designated destinations, including direct shipments to distributers in countries other than the United States. Except as otherwise provided herein, all shipments shall be F.O.B. Hong Kong or point of manufacture, and Morrow shall be responsible for any incremental costs associated with any direct shipments to countries other than the United States.

     7. LETTERS OF CREDIT. Morrow shall, within thirty (30) days after placement of each order, establish a transferable irrevocable letter of credit in favor of Marmot Mountain Overseas Ltd., and issued by a bank chartered in the United States acceptable to Marmot. Each such irrevocable letter of credit shall be payable in U.S. dollars, in an amount equal to the total amount due Marmot for the subject order pursuant to Paragraph 4.b. above. Each irrevocable letter of credit shall provide that Marmot may draw upon it in full upon presentation to the issuing bank of two (2) copies of Marmot's certification that it has placed the subject order in the possession of appropriate carriers for delivery to its designated destinations.

     8.  QUALITY ASSURANCE; WARRANTY.  Marmot shall use its best efforts to both
(i) assure that all Outerwear and Accessories ordered by Morrow meets the same high quality construction standards which Marmot maintains on the production of its own clothing products, and (ii) obtain rights to reimbursement, replacement and/or credit ("corrective rights") for manufacturing defects in products for Morrow similar to the corrective rights Marmot obtains for its own products. Marmot does not, however, warrant the products delivered to Morrow to be free of defect. In the event of products deemed unsalable by Marmot or Morrow because of manufacturing defects, Marmot shall use its best efforts to obtain manufacturing charge-back from the production contractor and, if obtained, shall pass through such charge-back to Morrow. In addition, Marmot shall pass through to Morrow any manufacturer's warranties relating to the Outerwear and Accessories.

     9. EXCLUSIVITY. All Outerwear and Accessories designed pursuant to this Agreement shall be for the exclusive use, marketing, distribution and sale of Morrow. During the term of this Agreement, Marmot shall not design, market or sell any competing line of snowboard clothing or accessories for any third party, except the existing relationship with NHS Inc., Santa Cruz Brand, being managed using design and development services outside of Marmot. Nothing contained herein shall preclude either (a) Marmot from continuing to design, market and sell its own Marmot brand of snowboard clothing and accessories or
(b) Morrow from continuing its existing contractual relationships and entering into new contractual relationships with third parties for the design, manufacture and sale of clothing and accessories.


Page 3--APPAREL DESIGN AND MANUFACTURING AGREEMENT






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     10.  COMPLIANCE WITH LAW; INDEMNIFICATION.  Marmot shall comply with all laws and regulations of the United States or any foreign country or local governments therein, and shall be responsible for obtaining all permits, licenses, and other approvals relating to the use, import, export, manufacture, and shipment of the Outerwear and Accessories. Specifically, but without limitation, Marmot shall assure that all Outerwear and Accessories are being manufactured in accordance with applicable labor laws, that all Outerwear and Accessories have been labeled in accordance with applicable import and export laws, and that the import of Outerwear and Accessories into the United States or any foreign country does not violate any applicable import quotas. Marmot shall indemnify and hold Morrow harmless from any loss, liability or expense, including attorney fees, arising out of related to Marmot's failure to comply with the obligations set forth in this Paragraph 10.

     11. CORPORATE IDENTIFICATION; PRESS RELEASE. Morrow shall not utilize any trade names, marks or symbols of Marmot on any labeling attached to or affixed to Outerwear or Accessories for the purpose of representing that such Outerwear or Accessories have been designed or manufactured by Marmot.
Provided, that Morrow may disclose the nature of the parties' relationship under this Agreement to distributers, retailers and related sales personnel. Following execution of this Agreement, a party may issue press releases, for the purpose of disclosing the relationship of the parties under this Agreement, that are reasonably acceptable to the other party.

     12. TERMINATION BY MORROW. Morrow shall have the right, upon seven days prior written notice to Marmot, to terminate this Agreement prior to its expiration provided in paragraph 2 upon the occurrence of any of the following events:

          a. Marmot's failure to deliver Outerwear and Accessories in a timely manner as provided in Paragraph 5.

          b. Marmot's failure to deliver Outerwear and Accessories meeting the quality standards provided in Paragraph 8.

          c. Marmot's violation or failure to perform any other material obligation of Marmot under this Agreement.

          If this Agreement is terminated as provided in this Paragraph 12., Morrow shall remain liable for the costs of any orders submitted prior to the effective date of termination, but Morrow shall not be obligated to make any annual payment to Marmot pursuant to Paragraph 4.a. which becomes payable after the effective date of termination. Except as otherwise provided herein, termination shall not affect any rights or obligations of the parties accruing prior to the effective date of termination.

     13. CONFIDENTIALITY. Except with the prior written consent of Morrow or as provided in the next sentence, Marmot shall not use or disclose to the public or to any third party any information related to the design, style, fabric selection or color scheme of any Outerwear or Accessories, until such time as such Outerwear or Accessories are made available to the retail public by Morrow. In addition, Marmot represents that it shall ensure that each of its employees, agents, and subcontractors who come into possession of such confidential information, as necessary to perform Marmot's obligations hereunder, is advised of the obligations contained in this paragraph and agrees to be bound by those obligations.


  Page 4--APPAREL DESIGN AND MANUFACTURING AGREEMENT
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     14.  NOTICES.  Any notices required or permitted to be given under the terms of this Agreement, or by law, shall be in writing and may be given by personal delivery or certified mail, directed to the parties at the following addresses, or such other address as any party may designate in writing prior to the time of the giving of such notice, or in any other manner authorized by law:

                 Morrow:          2600 Pringle Road S.E.
                                  Salem, Oregon 97302
                                  Attention:  Chief Financial Officer
                                  Fax:  (503) 315-1199

                 Marmot:          2321 Circadian Way
                                  Santa Rosa, California  95407
                                  Attention:  President
                                  Fax:  (707) 544-1344

Any notice given shall be effective when actually received, including by facsimile with confirming receipt, or if given by certified mail, then forty-eight (48) hours after the deposit of such notice in the United States mail with postage prepaid.

     15. LEGAL PROCEEDINGS. In the event any legal proceeding is commenced for the purpose of interpreting or enforcing any provision of this Agreement, the prevailing party in such proceeding shall be entitled to recover a reasonable attorney's fee in such proceeding, or any appeal thereof, in addition to the costs and disbursements allowed by law.

     DATED this 31st day of December, 1996.

                             MORROW SNOWBOARDS, INC.


                             By  /s/ DAVID E. CALAPP
                               ----------------------------------------
                               David E. Calapp, Chief Executive Officer


                             MARMOT MOUNTAIN LTD.


                             By  /s/ STEPHEN CRISAFULLI
                               ----------------------------------------
                               Stephen Crisafulli, President




Page 5--APPAREL DESIGN AND MANUFACTURING AGREEMENT